   As filed with the Securities and Exchange Commission on January __, 2000.

                                                Registration No. 333-___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
     -----------------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
     -----------------------------------------------------------------------

                          BRAUN'S FASHIONS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                         06-1195422
   (State or other jurisdiction of                           (I.R.S. employer
    incorporation or organization)                          identification no.)

                2400 XENIUM LANE NORTH, PLYMOUTH, MINNESOTA 55441
           (Address of principal executive offices, including zip code)

                          BRAUN'S FASHIONS CORPORATION
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                                      Copy to:
       Andrew K. Moller                           Kevin L. Crudden
     Chief Financial Officer           Robins, Kaplan, Miller & Ciresi L.L.P.
  Braun's Fashions Corporation                   2800 LaSalle Plaza
     2400 Xenium Lane North                      800 LaSalle Avenue
    Plymouth, Minnesota 55441               Minneapolis, Minnesota 55402
                                                   (612) 349-8500

                                 (612) 551-5000
          (Telephone number, including area code, of agent for service)

                  Approximate date of commencement of proposed
            sale: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
                             REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

===============================================================================

                                     PROPOSED       PROPOSED
   TITLE OF                          MAXIMUM         MAXIMUM
  SECURITIES         AMOUNT          OFFERING       AGGREGATE       AMOUNT OF
    TO BE            TO BE           PRICE PER       OFFERING     REGISTRATION
  REGISTERED       REGISTERED         SHARE(1)       PRICE(1)          FEE
--------------------------------------------------------------------------------
Common Stock,     675,000 shares      $17.72      $11,961,000.00   $3,528.00
$.01 par value
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on January 13, 2000 as reported on The Nasdaq National Market.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Braun's Fashions Corporation (the "Company") (File No. 0-19972) with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference herein:

a. The Company's Annual Report on Form 10-K405 for the fiscal year ended February 27, 1999;

b. The Company's Quarterly Reports on Form 10-Q for the quarters ended May 29, 1999, August 28, 1999 and November 27, 1999; and

c. The descriptions of the Company's capital stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-45719) and incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 0-19972), filed with the Commission.

         All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM  4.  DESCRIPTION OF SECURITIES.

         The common stock, par value $.01 per share (the "Common Stock"), of the Company offered pursuant to this Registration Statement is registered under Section 12(g) of the Exchange Act. The description of the Company's Common Stock is incorporated by reference pursuant to Item 3 above.

         The maximum number of shares of Common Stock to be issued pursuant to options and awards under the Company's 1997 Stock Incentive Plan is 675,000 shares.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K405 for the year ended February 27, 1999, have been so incorporated in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article V of the Company's Bylaws provides that the Company shall indemnify the directors and officers to such extent as permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

         Further, the Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1               Certificate of Incorporation of the Company (incorporated
                  herein by reference to the Company's Registration Statement on
                  Form S-1 (Registration No. 33-45719))

4.2 Bylaws of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No.
                  33-45719))

5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of Common Stock of the Company (filed electronically herewith)

23.1 Consent of PricewaterhouseCoopers LLP (filed electronically herewith)

23.2              Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in
                  Exhibit 5.1)

24.1 Power of Attorney (included on signature page and filed electronically herewith)

99.1 Braun's Fashions Corporation 1997 Stock Incentive Plan, as amended (filed electronically herewith)

ITEM 9.   UNDERTAKINGS.

(a)      RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) STATEMENT REQUIRED BY ITEM 512(h) IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota on January 20, 2000.

                                      BRAUN'S FASHIONS CORPORATION

                                      By   /s/ Andrew K. Moller
                                        --------------------------------
                                               Andrew K. Moller
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Braun's Fashions Corporation, do hereby severally constitute and appoint William J. Prange and Andrew K. Moller, and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William J. Prange or Andrew K. Moller, or either of them, may deem necessary or advisable to enable Braun's Fashions Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that William J. Prange and Andrew K. Moller, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE                                DATE
                                  Chairman and Chief Executive         January 20, 2000
/s/ William J. Prange             Officer (Principal Executive
------------------------          Officer)
William J. Prange


                                  President and Chief Operating        January 20, 2000
/s/ Joseph C. Pennington          Officer
------------------------
Joseph C. Pennington


                                  Chief Financial Officer              January 20, 2000
/s/ Andrew K. Moller              (Principal Financial Officer
------------------------          and Principal Accounting
Andrew K. Moller                  Officer)


                                  Chairman of the Board                January 20, 2000
/s/ Nicholas H. Cook              and Director
------------------------
Nicholas H. Cook


/s/ Marc C. Ostrow                Director                             January 20, 2000
------------------------
Marc C. Ostrow


/s/ James J. Fuld, Jr.            Director                             January 20, 2000
------------------------
James J. Fuld, Jr.


                                        7


/s/ Larry C. Barenbaum
------------------------
 Larry C. Barenbaum               Director                             January 20, 2000

/s/ Donald D. Beeler              Director                             January 20, 2000
------------------------
Donald D. Beeler

/s/ Anne L. Jones                 Director                             January 20, 2000
------------------------
Anne L. Jones



                                        8